Exhibit 99.1

The ONE Group Announces Third Quarter 2014 Results

New York, NY – November 13, 2014 – The ONE Group Hospitality, Inc. (“The ONE Group”) (OTCQB: STKS), today announced financial results for the third quarter ended September 30, 2014.

Highlights for the third quarter ended September 30, 2014 compared to the same period last year were as follows:

•	Total food and beverage sales at owned and managed units* increased 8.6% to $33.2 million;

•	Total GAAP revenue increased 11.8% to $12.4 million;

•	Comparable sales for owned and managed STK units * increased 5.7% during the quarter;

•	Comparable sales for owned STK units increased 4.8% during the quarter;

•	Management and incentive fee revenues were $1.9 million for the quarter as compared to $2.1 million last year which included a $550,000 incentive fee accrual that was subsequently reversed. Excluding this accrual, management and incentive fee revenue would have increased approximately $360,000 or 23%;

•	GAAP net income for the quarter was $747,000. Adjusted net income for the quarter was $616,000, or $0.02 per share, compared to adjusted net income of $1.2 million, or $0.10 per share, for the same period last year. 2014 results include increased general and administrative expense of approximately $800,000 and increased tax provision of $385,000**; and

•	Adjusted EBITDA was $1.8 million compared to $1.3 million for the same period last year***.

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted net income, a non-GAAP measure, represents net income before loss from discontinued operations, non-recurring gains, non-cash impairment losses, and non-recurring acceleration of depreciation. For a reconciliation of adjusted net income to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

*** Adjusted EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Jonathan Segal, CEO of The ONE Group said, “We are extremely pleased with our performance through the first three quarters of 2014. The third quarter marked yet another period of strong results for our Company and included a double digit increase in total revenues, mid-single digit comparable sales growth, and a 30% increase in adjusted EBITDA for the quarter from the same period last year. The combination of our strong underlying business fundamentals and robust pipeline of development opportunities underscore our continued confidence.”

Segal continued; “Looking ahead, we believe we are well positioned as a leader in the high-end restaurant and hospitality segment and have a strong platform of global opportunities in place to support our long-term growth. We believe that 2015 will represent another year of growth for both our owned STK and food and beverage hospitality businesses, and importantly, will mark the launch of STK Rebel. We are excited to announce today that we have entered into a lease agreement for a company-owned STK Rebel to be located in Denver, Colorado, in addition to our previously announced STK Rebel location at the new ME Miami. Through a combination of Company-owned and hospitality agreements, we expect to have eleven STK restaurants across three countries, as well as at least two STK Rebels, in operation by year-end 2015.”

Third Quarter 2014 Financial Results

Total owned unit net revenues were $10.4 million in the third quarter of 2014, a 16.7% increase compared to $8.9 million in the third quarter of 2013. The increase was primarily due to the opening of the STK in Washington, DC as well as a 4.8% increase in comparable sales for our owned STK units.

Management and incentive fee revenues were $1.9 million in the third quarter of 2014, a 9% decrease compared to $2.1 million in the prior year’s quarter. The decrease was driven by the timing of an incentive fee accrual of $550,000 during the prior year’s third quarter which was subsequently reversed during the fourth quarter of 2013. Excluding this accrual, management and incentive fee revenues would have increased approximately $360,000 or 23% from the same period last year.

Total food and beverage sales at owned and managed units increased 8.6% to $33.2 million compared to $30.6 million in the third quarter of 2013.

In the third quarter of 2014, the Company reported net income attributable to The ONE Group of $747,000 compared to a net loss of $2.3 million in the third quarter of 2013. Included in net income for the third quarter of 2014 is pre-tax non-cash derivative expense of $992,000 as well as $1.2 million of other income relating to a one-time payment in connection with the termination of the management agreement at the Perry Hotel in Miami.

Adjusted EBITDA for the third quarter of 2014 was $1.8 million compared to adjusted EBITDA of $1.3 million in the third quarter of 2013.

Adjusted net income for the quarter was $616,000 or $0.02 per share, compared to adjusted net income of $1.2 million, or $0.10 per share, in the third quarter of 2013. Included in the 2014 results that were not included in the 2013 results are approximately $500,000 in increased payroll related costs to support the development plan and our status as a public company as well as approximately $300,000 of costs related to our status as a public company.

Development Update

During the third quarter, the Company announced the signing of a lease agreement with Pebblebrook Hotel Trust to provide food and beverage services at W Los Angeles – Westwood in Los Angeles, California. The Company took over some of the hotel services on October 1, 2014 and expects to take over the full hotel services as well as open an STK in the W hotel in 2015. In addition, on November 3, 2014, we entered into a lease agreement for a company-owned STK Rebel to be located in Denver, Colorado, which is also scheduled to open in 2015. We remain on track to reopen our STK restaurant in Miami, Florida in December 2014, as previously announced.

Below we present a table summarizing our development plans for 2014 and 2015.

2014 DEVELOPMENT PLAN

OWNED UNITS

STK Washington DC

STK Miami

2015 DEVELOPMENT PLAN

OWNED UNITS

STK Chicago

STK Orlando

STK Los Angeles - Westwood *

STK Rebel Denver

HOSPITALITY DEALS

ME Miami - STK Rebel

ME Milan - STK

* STK Los Angeles - Westwood will include a lobby lounge, pool-side restaurant and hotel food and beverage services at the W Hotel as part of lease agreement

Conference Call

The Company will host a conference call to discuss third quarter 2014 financial results today, November 13th at 5:00 PM Eastern Standard Time. Hosting the call will be Jonathan Segal, Chief Executive Officer, and Sam Goldfinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13593354. The replay will be available until December 13, 2014.

About The ONE Group

The ONE Group develops and operates upscale, high-energy restaurants and lounges and provides ONE Hospitality, a turn-key food and beverage service for hospitality venues including hotels, casinos and other high-end locations both nationally and internationally. The ONE Group’s primary restaurant brand is STK®. STK is a unique steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK artfully blends two concepts, the modern steakhouse and a chic lounge, into one offering a high-energy, fine dining experience with the superior quality of a traditional steakhouse. STK Rebel offers the same vibe-driven steakhouse with a slightly broader menu targeting both lunch and dinner guests at a more accessible price point. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in filings with the SEC by The ONE Group, including our Annual Report on Form 10-K filed on April 1, 2014.

Investors are referred to the most recent reports filed with the SEC by The ONE Group. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and The ONE Group undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

RESULTS OF OPERATIONS

(in thousands, except share and per share data)

The following table sets forth certain statements of income data for the periods indicated:

	For the Quarter Ended September 30,
	2014	2013
	(unaudited)	(unaudited)

Revenues:
Owned unit net revenues	$10,444.8	$8,948.5
Management and incentive fee revenue	1,945.4	2,137.1
Total revenue	12,390.2	11,085.6

Cost and expenses:
Owned operating expenses:
Food and beverage costs	2,811.8	2,382.5
Unit operating expenses	6,245.6	5,818.2
General and administrative	1,922.5	1,080.7
Depreciation and amortization	327.8	341.5
Management and royalty fees	(35.2)	18.3
Pre-opening expenses	315.9	(161.1)
Transaction costs	-	1,026.4
Equity in income of investee companies	(268.7)	(163.4)
Derivative expense	991.6	-
Interest expense, net of interest income	(6.3)	235.5
Other (income) loss	(1,227.7)	90.6

Total cost and expenses	11,077.4	10,669.3

Income from continuing operations before provision for income taxes	1,312.8	416.3

Provision for income taxes	462.9	78.5

Income from continuing operations	849.9	337.8

Income (loss) from discontinued operations, net of taxes	177.0	(2,346.7)

Net income (loss)	1,027.0	(2,008.8)
Less: net loss attributable to noncontrolling interest	279.5	285.5

Net income (loss) attributable to THE ONE GROUP	747.4	(2,294.3)

Other comprehensive income
Currency translation adjustment	(78.2)	42.7

Comprehensive income (loss)	$669.2	$(2,251.6)

CONSOLIDATED BALANCE SHEET

(in thousands)

	September	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,369.9	$11,681.1
Accounts receivable, net	3,729.2	2,923.8
Inventory	944.7	978.4
Other current assets	569.5	833.0
Due from related parties	286.8	245.3
Total current assets	13,900.1	16,661.5

Property & equipment, net	16,903.8	13,445.4
Investments	2,625.5	2,539.3
Deferred tax assets	92.4	232.7
Other assets	1,351.5	1,333.4
Security deposits	875.5	984.7
Total assets	$35,748.7	$35,196.9

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$699.4	$256.8
Notes payable, current portion	-	15.0
Line of credit	6,127.3	4,316.9
Accounts payable	1,287.9	2,706.0
Accrued expenses	1,723.5	3,137.2
Due to related parties	9.0	28.0
Deferred revenue	111.5	27.5
Total current liabilities	9,958.5	10,487.4

Other long-term liabilities	39.8	39.8
Derivative liability	8,298.0	10,095.0
Deferred rent payable	6,637.4	6,348.1
Total liabilities	24,933.6	26,970.3

Stockholders’ equity	11,175.6	7,919.0
Noncontrolling interest	(360.5)	307.6
Total stockholders’ equity including noncontrolling interest	10,815.1	8,226.6

Total Liabilities and Stockholders’ Equity	$35,748.7	$35,196.9

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

TOTAL FOOD AND BEVERAGE SALES AT OWNED AND MANAGED UNITS RECONCILIATION

(in thousands)

	For the Quarter Ended September 30,
	2014	2013
	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$10,444.8	$8,948.5
Management and Incentive Fee Revenue	1,945.4	2,137.1
GAAP Revenues	12,390.2	11,085.6

Food and Beverage Sales from Managed Units (a)	22,744.0	21,076.9

Food and Beverage Sales from Discontinued Operations (a)	-	525.8

Total Food and Beverage sales at Owned and Managed Units	$33,188.8	$30,551.3

(a) Components of Total Food and Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is a more appropriate measure of operating performance, as it provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	For the Quarter Ended September 30,
	2014	2013
	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net income (loss) attributable to TOG	$747.4	$(2,294.3)
Net income (loss) attributable to noncontrolling interest	279.5	285.5
Net income (loss)	1,026.9	(2,008.8)
Interest	(6.3)	235.5
Income Taxes	462.9	78.5
Depreciation	327.8	341.5
Deferred Rent (1)	102.3	635.9
Preopening Expenses	315.9	(161.1)
Non-recurring gain	(1,200.0)	-
(Income) loss from discontinued operations	(177.1)	2,346.7
Transaction costs	-	1,026.4
Derivative expense	991.6	-
Stock based compensation	159.4	-

ADJUSTED EBITDA	2,003.5	2,494.5

Non-controlling EBITDA	252.4	1,154.5

TOG EBITDA	$1,751.1	$1,340.1

(1)	Deferred rent is included in unit operating expenses on the statement of income.

Adjusted Net Income. We define adjusted net income as net income before loss from discontinued operations, non-recurring gains, non-cash impairment losses, and non-recurring acceleration of depreciation. Adjusted net income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted net income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that adjusted net income provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except share and per share data)

	For the Quarter Ended September 30,
	2014	2013
	(unaudited)	(unaudited)
ADJUSTED NET INCOME:

Net income (loss) attributable to The ONE Group	$747.4	$(2,294.3)
Net income (loss) attributable to noncontrolling interest	279.5	285.5
Net income (loss)	1,026.9	(2,008.8)
Non-recurring gain	(1,200.0)	-
(Income) loss from discontinued operations	(177.1)	2,346.7
Transaction costs	-	1,026.4
Derivative expense	991.6	-
Stock based compensation	159.4	-

Adjusted net income	800.9	1,364.2

Non-controlling net income	184.8	147.5

TOG adjusted net income	$616.0	$1,216.7

Adjusted net income per share - Basic	$0.02	$0.10
Adjusted net income per share - Fully Diluted	$0.02	$0.10
Shares outstanding - Basic	24,940,195	11,631,400
Shares outstanding - Fully Diluted	24,940,195	11,631,400

Investor Contact:

Don Duffy, ICR or

Sheryl Freeman, ICR

(203) 682-8200